EXHIBIT 10.26


                              EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT (the "Agreement") dated as of the 21st day of May, 2002, between FLEMINGTON PHARMACEUTICAL CORPORATION, a Delaware corporation (together with its successors and assigns referred to herein as the "Corporation"), with principal executive offices located at 31 State Route 12 West, Flemington, New Jersey 08822 and MOHAMMED ABD EL-SHAFY, PHD., residing at 428 Town Line Road, Hauppauge, Long Island, New York 11788 (the "Executive").

                              W I T N E S S E T H
                          ----------------------------

     WHEREAS, the Corporation desires to employ Executive to engage in such activities and to render such services under the terms and conditions hereof and has authorized and approved the execution of this Agreement; and

     WHEREAS, Executive desires to be employed by the Corporation under the terms and conditions hereinafter provided;

     NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, the parties agree as follows:

     1.     EMPLOYMENT,  DUTIES  AND  ACCEPTANCE.

          1.1 SERVICES. During employment hereunder, Executive shall hold the position of Vice President - Formulation Development of the Corporation, and shall have the responsibilities and authority as established by the Board of Directors of the Corporation (the "Board") and shall report as directed by the Board. Executive shall devote Executive's entire business time, attention, knowledge and skills faithfully, diligently and to the best of Executive's ability in furtherance of the business and activities of the Corporation (the "Services"). The principal place of performance by Executive of services hereunder shall be at the principal offices of the Corporation or such other place as the Board may designate.

          1.2 ACCEPTANCE. Executive hereby accepts such employment and agrees to render the Services.

     2.     TERM  OF  EMPLOYMENT.

          2.1 TERM. The Executive's employment under this Agreement (the "Term") shall begin as of the Effective Date (as hereinafter defined) and shall continue for a term of three (3) years, unless sooner terminated pursuant to Sections 5 or 9 of this Agreement. Notwithstanding anything to the contrary contained herein, the provisions of this Agreement governing Protection of Confidential Information shall continue in effect as specified in Section 10 hereof and survive the expiration or termination hereof.


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          2.2     EFFECTIVE  DATE.  The  effective date of this Agreement is May
15,  2002.

     3.     BASE  SALARY  AND  EXPENSE  REIMBURSEMENT.

          3.1 BASE SALARY. The Corporation shall pay Executive a salary (the "Base Salary") at the rate of $110,000 per year. Six months after the Effective Date, Executive's salary shall be the subject of a review by the Board, for the purpose of considering an upward adjustment of it. Payment shall be made monthly, on the last day of each calendar month. For each subsequent calendar year of employment, the Base Salary shall be increased by the greater of the "cost of living increase" (as defined below) or five percent (5%)

          3.2 EXPENSE REIMBURSEMENT. All travel and other expenses reasonably incurred by Executive incidental to the rendering of Services to the Corporation hereunder shall be paid by the Corporation or reimbursed to Executive upon receipt and approval of expense reports on Corporation forms supported by appropriate documentation. From time to time, Executive shall submit, and obtain approval for, proposed expense budgets. All unbudgeted expenses in excess of $1,000.00 (individually, or collectively if in connection with a single, related subject or project within a given month) shall require advance approval.

          3.3 BONUSES. In addition, Executive shall be entitled to such other cash bonuses and other compensation in the form of stock, stock options or other property or rights as may from time to time be awarded by the Board in connection with Executive's employment.

          3.4 COST OF LIVING INCREASE. For purposes of this Agreement, "cost of living increase" means the annual percentage increase of the U.S. Department of Labor, BLS, Consumer Price Index (CPI-W) (Philadelphia-New Jersey) during the twelve month period ending on the date of the most recently available data as of the respective dates of adjustment.

     4.     STOCK  OPTIONS.

     In connection with this Agreement, the Corporation hereby grants the Executive stock options (outside of the Corporation's stock option plans) to purchase 150,000 shares of the Corporation's common stock, at an exercise price equivalent to the market price of the Corporation's stock as of the Date on which this Agreement is signed, (the "Nonplan Options"). The Nonplan Options shall vest in, and become exercisable by, the Executive as follows: (a) 50,000 Options on November 15, 2002; (b) 50,000 Options on May 15, 2003; and (c) 50,000 Options on May 15, 2004. The Nonplan Options may be exercised by the Executive at any time, following vesting, during the ten (10) years following the date of grant, provided the Executive is an employee of the Corporation at the time of exercise. Notwithstanding anything contained herein to the contrary, the terms and conditions set forth in the Nonplan Options document shall control the terms and conditions on which the Nonplan Options shall vest, continue in force and may be exercised.

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     5.     SEVERANCE.

          5.1 TERMINATION FOR GOOD REASON. If Executive's employment hereunder shall be terminated for Good Reason (as defined in Section 9.4 hereof) at any time prior to the end of the Term, Executive shall be entitled to receive from the Corporation, in addition to any Base Salary earned to the date of termination, a severance payment in an amount equal to Executive's Base Salary for the remainder of the entire Term, payable to the Executive in biweekly increments until the date on which the Term would have otherwise expired, had the termination not occurred. In the event of such termination, the amounts due hereunder shall be payable without offset or defense or any obligation of the Executive to mitigate damages.

          5.2 EXECUTIVE'S TERMINATION WITHOUT GOOD REASON. If the Executive terminates employment without Good Reason (as defined in Section 9.4 hereof) at any time prior to the end of the Term, Executive shall be entitled to receive from the Corporation payment of any unpaid accrued Base Salary earned through the date of termination. In the event of such termination, all obligations of the Corporation hereunder shall terminate on the date of termination and the Executive's termination without Good Reason shall act as a waiver of all claims to compensation which would have otherwise accrued after the date of termination.

     6.     ADDITIONAL  BENEFITS.

     During Executive's employment, the Corporation shall cause Executive to be covered by all the Corporation's employee benefit plans, in effect from time to time, for which Executive is eligible, including without limitation, any retirement plan or group insurance.

     7.     VACATION.

     Executive shall be entitled to such holidays as are in effect for all of the Corporation's employees, and to personal leave in accordance with Corporation policy as in effect from time to time. In addition, Executive shall be entitled to three weeks vacation days (fifteen business days) per year. The timing of the taking of vacation is left to the discretion of Executive, provided the same is not inconsistent with the reasonable business requirements of the Corporation. Vacation days not used by Executive during a given year may be accumulated and carried forward only in accord with the policies of the Corporation.

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     8.     INDEMNIFICATION.

     The Corporation shall indemnify Executive and hold Executive harmless against any and all expenses reasonably incurred by him in connection with or arising out of (a) the defense of any action, suit or proceeding to which Executive is a named party, or (b) any claim asserted or threatened against Executive, provided, in either case, the matter has arisen because of or in connection with Executive's being or having been an employee, officer or director of the Corporation, whether or not he continues to be such at the time the expenses indemnified against are incurred, except insofar as (a) such indemnification may be prohibited by law, (b) the expenses were incurred in connection with a matter where the Corporation is or was in an adversarial position to Executive and the Corporation prevailed against Executive in such matter, or (c) the expenses were incurred in connection with a matter arising out a material breach by Executive of this Agreement or of Executive's obligations to the Corporation. Expenses indemnified against include, without limitation, reasonable attorneys fees, money judgments and money settlements, provided the Corporation's advance approval has been sought and obtained. This
Section 8 is independent of any similar indemnification obligation which may be contained in the Corporation's Certificate of Incorporation or By-laws, and applies as well to matters attributable to Executive's employment by the Corporation before the Effective Date of this Agreement, if applicable.

     9.     TERMINATION.

          9.1 DEATH. If Executive dies during the Term of this Agreement, Executive's employment hereunder shall terminate upon his death and all obligations of the Corporation hereunder shall terminate on such date, except that Executive's estate or his designated beneficiary shall be entitled to payment of any unpaid accrued Base Salary through the date of his death.

          9.2 DISABILITY. If Executive shall be unable to perform a significant part of his duties and responsibilities in connection with the conduct of the business and affairs of the Corporation and such inability lasts for a period of at least 180 consecutive days by reason of Executive's physical or mental disability, whether by reason of injury, illness or similar cause, Executive shall be deemed disabled, and the Corporation any time thereafter may terminate Executive's employment hereunder by reason of the disability. During such 180 day period, the Base Salary and other benefits payable to Executive hereunder shall not be suspended or diminished, except to the extent equivalent to the extent of any Corporation-provided disability insurance in effect. Upon delivery to Executive of notice to terminate, all obligations of the Corporation hereunder shall terminate, except that Executive shall be entitled to payment of any unpaid accrued Base Salary through the date of termination. The obligations of Executive under Section 10 hereof shall continue notwithstanding termination of Executive's employment pursuant to this Section 9.2.

          9.3 TERMINATION FOR CAUSE. The Corporation may at any time during the Term, with 30 days prior written notice, terminate this Agreement and

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discharge  Executive  for  Cause,  whereupon the Corporation's obligation to pay compensation or other amounts payable hereunder to or for the benefit of Executive shall terminate on the date of such discharge. As used herein the term "Cause" shall be deemed to mean and include: (i) a material breach by Executive of this Agreement including without limitation a breach by Executive of the obligations set forth in Section 10 hereof; (ii) excessive absenteeism, alcoholism or drug abuse; (iii) substantial neglect or inattention by Executive of or to his duties hereunder; (iv) willful violation of specific and lawful written or oral direction from the Board of Directors of the Corporation provided such direction is not inconsistent with the Executive's duties and responsibilities as President and Chief Executive Officer of the Corporation; or
(v) fraud, criminal conduct or embezzlement. The following shall be deemed a material breach for the purposes of Subsection (i) hereof: (a) the Executive's conviction for, or a plea of nolo contendere to, a felony or a crime involving moral turpitude (which, through lapse of time or otherwise, is not subject to appeal); (b) willful misconduct as an employee of the Corporation; or (c) willful or reckless disregard of his responsibilities under this Agreement. The obligations of the Executive under Section 10 shall continue notwithstanding termination of the Executive's employment pursuant to this Section 9.3.

          9.4 TERMINATION BY EXECUTIVE. The Executive shall have the right to terminate this Agreement for Good Reason, as hereinafter defined. Good Reason shall mean any of the following: (i) the assignment to the Executive of duties inconsistent with the Executive's position, duties, responsibilities, titles or offices as described herein; (ii) any material reduction by the Corporation of the Executive's duties and responsibilities; (iii) any reduction by the Corporation of the Executive's compensation or benefits payable hereunder (it being understood that a reduction of benefits applicable to all employees of the Corporation, including the Executive, shall not be deemed a reduction of the Executive's compensation package for purposes of this definition); or (iv) requiring the Executive to be based without his consent at a location not within reasonable commuting distance of Flemington, New Jersey.

     10.     CONFIDENTIALITY;  NON-COMPETITION.

          10.1 CONFIDENTIALITY. The Corporation and Executive acknowledge that the services to be performed by Executive under this Agreement are unique and extraordinary, and, as a result of Executive's employment hereunder, Executive will be in possession of confidential information and trade secrets relating to the business and affairs of both the Corporation and its clients. Executive agrees that Executive will not, other than in the ordinary course of business and subject to receipt of an appropriate Confidentiality Agreement, during or after any term of employment, directly or indirectly use or disclose to any person, firm or corporation any confidential information regarding the clients, customers, business practices, products, research programs of the Corporation or its clients acquired by Executive during Executive's employment, unless Executive has obtained the Corporation's advance written consent specifically authorizing Executive's disclosure or use thereof.


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          10.2     NON-COMPETITION.  Executive  agrees  that,  for  a  period beginning with the Effective Date of this Agreement and ending twelve months after the date of termination of employment by the Company, Executive will not, either individually or in conjunction with any person, firm, association, syndicate, company or corporation, directly or indirectly (as principal, agent, employee, director, officer, shareholder, partner, independent contractor, individual proprietor, or as an investor who has made advances, loans or contributions to capital, or in any other manner whatsoever) compete with company in the business then conducted by Company. Executive also agrees that, during such period, Executive will not solicit or encourage any persons who, during such period, were employees of Company to (i) terminate such persons' employment with Company; or (ii) become affiliated with any person, firm, association, syndicate, company or corporation which is in a business similar to that of the Company and in which Executive, either directly or indirectly, has an interest. If Company directs Executive to cease and desist a proposed post-termination course of conduct, on the grounds that he is proposing to compete with the Company's business, during this one-year post-termination period, Company shall compensate Executive by paying him his base Salary during the period he is prevented from pursuing such activity.

          10.3 ANTI-RAIDING. Executive agrees that during the term of his employment hereunder, and, thereafter for a period of one (1) year, Executive will not, as principal, agent, employee, employer, consultant, director or partner of any person, firm, corporation or business entity other that the Corporation, or in any individual or representative capacity whatsoever, directly or indirectly, without the prior express written consent of the Corporation approach, counsel or attempt to induce any person who is then in the employ of the Corporation to leave the employ of the Corporation or employ or attempt to employ any such person or persons who at any time during the preceding six months was in the employ of the Corporation.

          10.4 INJUNCTION. Executive acknowledges and agrees that, because of the unique and extraordinary nature of his services, any breach or threatened breach of any of the above provisions of this Section 10 hereof will cause the Corporation irreparable injury and incalculable harm and, therefore, the Corporation will have "no adequate remedies at law". Executive, therefore, agrees in advance that Corporation shall be entitled to injunctive and other equitable relief for such breach or threatened breach and that resort by the Corporation to such injunctive or other equitable relief shall not be deemed to waive or to limit in any respect any right or remedy which the Corporation may have with respect to such breach or threatened breach. The Executive agrees that in such action, if the Corporation makes a prima facie showing that Executive has violated or apparently intends to violate any of the provisions of this Section 10, the Corporation need not prove either damage or irreparable injury in order to obtain injunctive relief. The Corporation and Executive agree that any such action for injunctive or equitable relief shall be heard in a state or federal court situated in New Jersey and each of the parties hereto agrees to accept service of process by registered mail and to otherwise consent to the jurisdiction of such courts.

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          10.5     NO  INDEMNIFICATION.  The  provisions of Section 8, above, do not apply to any expenses incurred by Executive in defending against any claim made pursuant to this Section 10.

          10.6 SEVERABILITY. If any provision contained within this Section 10 is found to be unenforceable by reason of the extent, duration or scope thereof, or otherwise, then such restriction shall be enforced to the maximum extent permitted by law, and Executive agrees that such extent, duration or scope may be modified in any proceeding brought to enforce such restriction.

     11.     ARBITRATION.

     Except with respect to any proceeding brought under Section 10 hereof, any controversy, claim, or dispute between the parties, directly or indirectly, concerning this Employment Agreement or the breach hereof, or the subject matter hereof, including questions concerning the scope and applicability of this arbitration clause, shall be finally settled by arbitration in the State of New Jersey pursuant to the rules then applying of the American Arbitration Association. The arbitrators shall consist of one representative selected by the Corporation, one representative selected by the Executive and one representative selected by the first two arbitrators. The parties agree to expedite the arbitration proceeding in every way, so that the arbitration proceeding shall be commenced within thirty (30) days after request therefore is made, and shall continue thereafter, without interruption, and that the decision of the arbitrators shall be handed down within thirty (30) days after the hearings in the arbitration proceedings are closed. The arbitrators shall have the right and authority to assess the cost of the arbitration proceedings and to determine how their decision or determination as to each issue or matter in dispute may be implemented or enforced. The decision in writing of any two of the arbitrators shall be binding and conclusive on all of the parties to this Agreement. Should either the Corporation or the Executive fail to appoint an arbitrator as required by this Section 11 within thirty (30) days after receiving written notice from the other party to do so, the arbitrator appointed by the other party shall act for all of the parties and his decision in writing shall be binding and conclusive on all of the parties to this Employment Agreement. Any decision or award of the arbitrators shall be final and conclusive on the parties to this Agreement; judgment upon such decision or award may be entered in any competent Federal or state court located in the United States of America; and the application may be made to such court for confirmation of such decision or award for any order of enforcement and for any other legal remedies that may be necessary to effectuate such decision or award.

     12.     NOTICES.

     All notices, requests, consents and other communications required or permitted to be given hereunder, shall be in writing and shall be deemed to have been duly given if delivered personally or sent by facsimile or mailed first-class, postage prepaid, by registered or certified mail (notices sent by mail shall be deemed to have been given on the date sent), to the parties at

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their  respective  addresses  hereinabove  set forth or to such other address as either party shall designate by notice in writing to the other in accordance herewith. Copies of all notices shall be sent to Robert F. Schaul, Esq. Esq. at 57 Dutch Lane, Ringoes, New Jersey 08551.

     13.     GENERAL.

          13.1 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the local laws of the State of New Jersey applicable to agreements made and to be performed entirely in New Jersey.

          13.2 CAPTIONS. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

          13.3 ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof. No representation, promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

          13.4 SEVERABILITY. If any of the provisions of this Agreement shall be unlawful, void, or for any reason, unenforceable, such provision shall be deemed severable from, and shall in no way affect the validity or enforceability of, the remaining portions of this Agreement.

          13.5 WAIVER. The waiver by any party hereto of a breach of any provision of this Agreement by any other party shall not operate or be construed as a waiver of any subsequent breach of the same provision or any other provision hereof.

          13.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same Agreement.

          13.7 ASSIGNABILITY. This Agreement, and Executive's rights and obligations hereunder, may not be assigned by Executive. The Corporation may assign its rights, together with its obligations, hereunder in connection with any sale, transfer or other disposition of all or substantially all of its business or assets; in any event the rights and obligations of the Corporation hereunder shall be binding on its successors or assigns, whether by merger, consolidation or acquisition of all or substantially all of its business or assets.

          13.8 AMENDMENT. This Agreement may be amended, modified, superseded, canceled, renewed or extended and the terms or covenants hereof may be waived, only by a written instrument executed by both of the parties hereto,

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or  in  the  case  of a waiver, by the party waiving compliance.  No superseding instrument, amendment, modification, cancellation, renewal or extension hereof shall require the consent or approval of any person other than the parties hereto. The failure of either party at any time or times to require performance of any provision hereof shall in no matter affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.




ATTEST:                                    FLEMINGTON  PHARMACEUTICAL
CORPORATION.



By:/s/  Robert  F.  Schaul                 By:/s/Harry  A. Dugger III
  --------------------------------           ----------------------------
   Robert  F.  Schaul,  Secretary                Harry  A. Dugger, III


WITNESS:



 /s/  Robert F. Schaul                    /s/ Mohammed Abd El-Shafy
 ---------------------------              -------------------------------
                                              Mohammed Abd El-Shafy


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